Exhibit 10(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Independent Auditors" and "Experts" and to the use of our report dated March 29, 2002, with respect to the financial statements of Equitable Life Insurance Company of Iowa, and to the use of our report dated February 15, 2002, with respect to the financial statements of Equitable Life Insurance Company of Iowa Separate Account A, incorporated by reference into Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 033-79170).



Atlanta, Georgia
July 30, 2002